Exhibit 31.4

CERTIFICATIONS

I, Patrick McCall, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of IN8bio, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 7, 2025

By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer & Secretary (Principal Financial Officer)